UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2007 (May 31, 2007)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
     On May 31, 2007, Psychiatric Solutions, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Credit Agreement (as amended, the “Amended and Restated Credit Agreement”) by and among the Company, BHC Holdings, Inc., a Delaware corporation (“BHC”), Premier Behavioral Solutions, Inc., a Delaware corporation (“PBS”), Alternative Behavioral Services, Inc., a Virginia corporation (“ABS”), Horizon Health Corporation, a Delaware corporation (“Horizon Health”), ABS LINCS PR, Inc., a Virginia corporation (“LINCS PR”), First Hospital Panamericano, Inc., a Virginia corporation (“FHP”), FHCHS of Puerto Rico, Inc., a Virginia corporation (“FHCHS”), First Corrections – Puerto-Rico, Inc., a Virginia corporation (“FCPR” and collectively with PSI, BHC, PBS, ABS, Horizon Health, LINCS PR, FHP, and FHCHS, the “Borrowers”), the subsidiaries of the Company party thereto as guarantors (the “Guarantors”), Citicorp North America, Inc., as term loan facility administrative agent (“CNAI”), Bank of America, N.A., as revolving credit facility administrative agent (“Bank of America”), and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as joint lead arrangers and joint book-running managers. The Amendment increased the Company’s existing term loan facility by $225 million to an aggregate principal amount of $700 million (of which $125 million has been permanently repaid and is no longer outstanding). The Amended and Restated Credit Agreement also provides the Borrowers with a $300 million revolving line of credit. Pursuant to the Amended and Restated Credit Agreement, the revolving line of credit matures on December 21, 2009 and the term loan facility matures on July 1, 2012.
     The revolving line of credit and the term loans under the Amended and Restated Credit Agreement accrue interest at the Company’s choice of the “Base Rate” or the “Eurodollar Rate” plus an applicable margin (as defined in the Amended and Restated Credit Agreement). The “Base Rate” and “Eurodollar Rate” fluctuate based upon market rates and certain leverage ratios (as defined in the Amended and Restated Credit Agreement). The Borrowers must pay various fees set forth in the Amended and Restated Credit Agreement.
     The obligations of the Borrowers under the Amended and Restated Credit Agreement are guaranteed by the Guarantors and are secured by a security interest in substantially all of the real and personal property of the Borrowers and the Guarantors. The Amended and Restated Credit Agreement contains customary covenants that, subject to certain exceptions, include: (1) limitations on capital expenditures and investments, sales of assets, mergers, changes of ownership, new principal lines of business, indebtedness, liens, transactions with affiliates, dividends and redemptions; (2) various financial covenants; and (3) cross-default covenants triggered by a default of any other indebtedness of the Borrowers or the Guarantors of at least $5 million.
     The Amended and Restated Credit Agreement contains customary provisions relating to events of default (subject in certain cases to customary grace and cure periods) including, among other things, payment defaults, the failure to meet financial tests, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, and the occurrence of certain change of control events. A default under the Amended and Restated Credit Agreement would permit the lenders to restrict the Company’s ability to borrow under the Amended and Restated Credit Agreement and to require the immediate repayment of any unpaid principal and interest thereon outstanding under the Amended and Restated Credit Agreement.
     The description of the Amendment set forth herein does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.
High Yield Debt Offering
     On May 31, 2005, the Company completed the private placement of $250 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2015 in accordance with Rule 144A and Regulation S under the Securities Act of 1933 (the “Notes”). The Notes are unsecured senior subordinated indebtedness of the Company and are fully and unconditionally guaranteed on a senior subordinated basis by substantially all of the Company’s existing and future restricted subsidiaries. Interest on the Notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2007. The Notes will mature on July 15, 2015. The Notes were issued pursuant to the terms of a Seventeenth Supplemental Indenture, dated as of May 31, 2007 (the “Supplemental Indenture”), among the Company, certain of the Company’s subsidiaries named as guarantors therein and U.S. Bank National Association, as trustee (the “Trustee”), a copy of which is included as Exhibit 4.1 hereto and incorporated herein by reference, and the Indenture, dated as of July 6, 2005, among the Company, certain of the Company’s subsidiaries named as guarantors therein and the Trustee (as supplemented to the date hereof, the “Indenture”). The Supplemental Indenture also provides for the guarantee of the Notes and the Existing Notes (as defined below) by Horizon Health (as defined below) and certain of its subsidiaries. On July 6, 2005, the Company issued $220 million aggregate principal amount of notes of the same series as the Notes (the “Existing Notes”).
     The Indenture contains customary covenants that include: (1) limitations on capital expenditures and investments, sales of assets, mergers, changes of ownership, new principal lines of business, indebtedness, transactions with affiliates, dividends and redemptions and (2) cross-default covenants triggered by a default of any other indebtedness of at least $5 million.
     The Company and the guarantor subsidiaries thereto are subject to customary defaults (subject in certain cases to customary grace and cure periods) under the Indenture, including, among other things, payment defaults, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, and bankruptcy and insolvency defaults. A default under the Indenture would permit the Trustee and/or the holders of at least 25% in principal amount of the outstanding Notes to require immediate repayment of all principal together with all accrued and unpaid interest and premium, if any, on the Notes.
     In connection with the closing of the sale of the Notes, the Company and its subsidiaries that guarantee the Notes pursuant to the Indenture, as supplemented by the Supplemental Indenture, entered into an Exchange and Registration Rights Agreement, dated as of May 31, 2007 (the “Registration Rights Agreement”), whereby the Company agreed to register notes with substantially identical terms to the Notes (the “Registered Notes”) and commence an exchange offer to allow holders of the Notes to exchange their Notes for Registered Notes. The description of the Registration Rights Agreement set forth herein does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Registration Rights

Agreement, a copy of which is included as Exhibit 4.3 hereto and incorporated herein by reference.
     Proceeds from the issuance of the Notes and the senior term loans obtained pursuant to the Amendment were used to finance the acquisition of Horizon Health, repay Horizon Health’s revolving credit facility, tender for the Company’s outstanding 10 5/8% Senior Subordinated Notes due 2013 (including the related premium), pay a portion of the outstanding balance under the Company’s existing revolving credit facility and pay related fees and expenses.
     In addition to the Amended and Restated Credit Agreement and the high yield offering described above, CNAI, Merrill Lynch, Bank of America and certain of the other lenders and their affiliates have provided investment banking, commercial banking and financial advisory services to the Company from time to time in the ordinary course of business for which they have received customary fees and expenses. Any of the lenders or their respective affiliates may in the future engage in investment banking or other transactions of a financial nature with the Company or its affiliates, including the provision of advisory services and the making of loans, for which they would receive customary fees or other payments.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     Effective as of 11:59 p.m., Eastern Daylight Time, on May 31, 2007, pursuant to an Agreement and Plan of Merger, dated as of December 20, 2006 (the “Merger Agreement”), by and among the Company, Horizon Health and Panther Acquisition Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Horizon Health (the “Merger”) and Horizon Health became a wholly-owned subsidiary of the Company. The Merger was valued at approximately $426 million, consisting of cash of $321 million, or $20 per share, the repayment of Horizon Health’s revolving credit facility and the assumption of an approximately $7.0 million Horizon Health mortgage loan insured by the U.S. Department of Housing and Urban Development. Horizon Health owns or leases and operates 15 inpatient behavioral health facilities in 11 states, provides contract management services for behavioral health and physical rehabilitation clinical programs offered by acute care hospitals, and provides employee assistance programs to employers. The Company financed the purchase price for the Merger through the additional term loans issued pursuant to the Amendment and the sale of the Notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided under Item 1.01 is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On June 1, 2007, the Company issued a press release announcing the completion of the Merger and updating its earnings guidance. The press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.

     The financial statements and auditor’s report required by this item are incorporated by reference from the following documents filed by Horizon Health Corporation:
1.	Annual Report on Form 10-K for the fiscal year ended August 31, 2006, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2006.

2.	Quarterly Report on Form 10-Q for the quarter ended February 28, 2007, filed with the SEC on April 9, 2007.

(b)	Pro Forma Financial Information.
     The Company has not included the pro forma financial information required by Item 9.01(b) of Form 8-K in this Current Report on Form 8-K, but will file such pro forma financial information pursuant to a Form 8-K/A not later than 75 days following May 31, 2007.
(d)	Exhibits.
4.1	Seventeenth Supplemental Indenture, dated as of May 31, 2007, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors and U.S. Bank National Association, as Trustee.

4.2	Form of Notes (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2005).

4.3	Exchange and Registration Rights Agreement, dated as of May 31, 2007, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, and Citigroup Global Markets Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, and J.P. Morgan Securities Inc.

10.1	Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of December 1, 2006, by and among Psychiatric Solutions, Inc., BHC Holdings, Inc., Premier Behavioral Solutions, Inc., Alternative Behavioral Services, Inc., Horizon Health Corporation, ABS LINCS PR, Inc., First Hospital Panamericano, Inc., FHCHS of Puerto Rico, Inc., First Corrections – Puerto-Rico, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, Citicorp North America, Inc., as term loan facility administrative agent, Bank of America, N.A., as revolving credit facility administrative agent, Citigroup Global Markets Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book-running managers.

99.1	Press Release of Psychiatric Solutions, Inc., dated June 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: June 1, 2007	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1	Seventeenth Supplemental Indenture, dated as of May 31, 2007, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors and U.S. Bank National Association, as Trustee.

4.2	Form of Notes (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2005).

4.3	Exchange and Registration Rights Agreement, dated as of May 31, 2007, among Psychiatric Solutions, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, and Citigroup Global Markets Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, and J.P. Morgan Securities Inc.

10.1	Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of December 1, 2006, by and among Psychiatric Solutions, Inc., BHC Holdings, Inc., Premier Behavioral Solutions, Inc., Alternative Behavioral Services, Inc., Horizon Health Corporation, ABS LINCS PR, Inc., First Hospital Panamericano, Inc., FHCHS of Puerto Rico, Inc., First Corrections – Puerto-Rico, Inc., the subsidiaries of Psychiatric Solutions, Inc. party thereto as guarantors, Citicorp North America, Inc., as term loan facility administrative agent, Bank of America, N.A., as revolving credit facility administrative agent, Citigroup Global Markets Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book-running managers.

99.1	Press Release of Psychiatric Solutions, Inc., dated June 1, 2007.